UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

AURA BIO CORP.

(Exact name of registrant as specified in charter)

Nevada	333-157558	68-0677348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 N. Rainbow Blvd. #2167 Las Vegas, NV 89107	89107
(Address of principal executive offices)	(Zip Code)

(415) 504-3659

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02.  Terminaton of a Material Definitive Agreement.

On September 29, 2010, the Board of Directors of Aura Bio Corp. (the “Company”) resolved to terminate the purchase agreement that it had previously entered into with Tolao Energy Nigeria Limited (the “Agreement”).  Pursuant to the Agreement, the Company had the right to earn a 10% working interest in a proposed Agricultural Biodiesel project in Cross River State, Nigeria if it made certain payments.  The Company had decided not to proceed with such payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURA BIO CORP.

Date: September 29, 2010	By: /s/ Harry Lappa
Harry Lappa, President